Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Castellum, Inc. of our report dated March 17, 2023, relating to the consolidated financial statements of Castellum, Inc., appearing in the Annual Report on Form 10-K of Castellum, Inc. for the year ended December 31, 2022.
We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP
McLean, Virginia
December 1, 2023
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